SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 31, 2006
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 30, 2006, Kenneth J. LeStrange, the Chairman, President and Chief Executive Officer of Endurance Specialty Holdings Ltd. (the ‘‘Company’’), entered into a written plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the purpose of selling limited amounts of the Company’s ordinary shares held by Mr. LeStrange (the ‘‘Plan’’).

Sales under the Plan will be made from time to time at predetermined price thresholds by an independent broker. The plan will cover the sale of up to 185,899 ordinary shares between October 30, 2006 and December 22, 2006, subject to the terms of the plan.

The Plan provides Mr. LeStrange with an opportunity to diversify his investment portfolio while avoiding concerns about transactions occurring at a time when he might possess material nonpublic information regarding the Company. Once the Plan is executed, Mr. LeStrange does not retain any discretion over the shares traded as the broker administering the Plan is authorized to trade company securities in volumes and at prices as set forth in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2006

By: /s/ John V. Del Col
Name: John V. Del Col Title: General Counsel & Secretary